SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities  Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Logic Vision, Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

LOGICVISION, INC.

101 METRO DRIVE, THIRD FLOOR

SAN JOSE, CALIFORNIA 95110

(408) 453-0146

April 14, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of LogicVision, Inc. that will be held on Thursday, May 15, 2003, at 9:00 a.m. at the Doubletree Hotel at 2050 Gateway Place, San Jose, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

A copy of our 2002 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Vinod K. Agarwal

President and Chief Executive Officer

LOGICVISION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2003

To the Stockholders of LogicVision, Inc.:

The Annual Meeting of Stockholders of LogicVision, Inc., a Delaware corporation (the “Company”), will be held at the Doubletree Hotel at 2050 Gateway Place, San Jose, California on Thursday, May 15, 2003, at 9:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on March 25, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 101 Metro Drive, Third Floor, San Jose, California, for ten days before the meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Vinod K. Agarwal

Secretary

April 14, 2003

LOGICVISION, INC.

101 METRO DRIVE, THIRD FLOOR

SAN JOSE, CALIFORNIA 95110

(408) 453-0146

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LogicVision, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel at 2050 Gateway Place, San Jose, California, on Thursday, May 15, 2003, at 9:00 a.m. Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Who Can Vote

Stockholders of record at the close of business on March 25, 2003 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 15,377,965 shares of common stock, $0.0001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the five nominees for director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent accountants.

Registered stockholders can simplify their voting and save the Company additional expense by calling (800) 435-6710 or voting via the Internet at http://www.eproxy.com/LGVN. Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by 11:00 p.m., Eastern Daylight Time, on May 14, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as directors. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 14, 2003.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or submit your proxy via the Internet or telephone, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors proposes the election of five directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company’s Bylaws provide that the Company shall not have less than five nor more than nine directors, with the exact number of directors to be determined by the Board of Directors. There are currently five members of the Company’s Board of Directors. One of the current Directors, Jon D. Tompkins, will retire from the Board of Directors effective at the time of the Annual Meeting. The Nominating Committee of the Board of Directors has designated the five nominees listed below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Nominating Committee to fill the vacancy.

Biographical information concerning each of the nominees is set forth below.

Name	Served as Director Since	Age	Principal Business Experience for the Past Five Years
Vinod K. Agarwal, Ph.D.	1992	50

Dr. Agarwal founded LogicVision in 1992 and has served as our President and Chief Executive Officer since 1992. Prior to founding LogicVision, Dr. Agarwal was the Nortel/NSERC Industrial Research Chair Professor at McGill University in Montreal and served as a consultant to Nortel Networks Corporation, Hitachi, Ltd. and Eastman Kodak Company for developing their design-for-test/embedded test environment. In 1992, Dr. Agarwal was elected to be a Fellow of The Institute of Electrical and Electronics Engineers, Inc., or IEEE, for his contributions to built-in self-test and fault-tolerant computing. Dr. Agarwal is a co-inventor of several US patents on embedded test technology. He holds a BE in Electronics from Birla Institute of Technology and Science, Pilani, India, an MS in Electrical Engineering from University of Pittsburgh and a PhD in Electrical Engineering from Johns Hopkins University.

Navindra Jain, Ph.D.	1992	51

Dr. Jain has been Chairman of the Board since January 1996. In 1982, Dr. Jain co-founded Excelan Inc., a manufacturer of networking products, and was its Vice President of Engineering until it was acquired by Novell, Inc. in 1989. At Novell he served as Vice President and General Manager of the Internetworking and Network Management Divisions. In 1993 Dr. Jain resigned to pursue his personal interests, including investments in high-tech industries. Dr. Jain holds a BS in Electrical Engineering from Birla Institute of Technology and Science, Pilani, India and a PhD in Electrical Engineering from Carnegie Mellon University.

Richard C. Black	1994	34

Mr. Black has been a Managing Partner of RBC Capital Partners since February 2001. Mr. Black is also a Vice President with Helix Investments (Canada) Inc. and has been with Helix since May 1991. He also serves on the board of directors of Open Text Corporation and numerous private companies and on the advisory boards of Tech Capital Partners and the Longitude Fund LP. Mr. Black holds an HBA from the School of Business at the University of Western Ontario.

Name	Served as Director Since	Age	Principal Business Experience for the Past Five Years
D. James Guzy	1999	66

Mr. Guzy has served on the board of directors of Intel Corporation since 1969 and as Chairman of the Arbor Company, a limited partnership engaged in the electronics and computer industry, since 1969. Mr. Guzy also serves on the board of directors of Cirrus Logic, Inc., Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Group of Mutual Funds, Alliance Capital Management Technology Fund and PLX Technology. Mr. Guzy holds a BS from the University of Minnesota and an MS from Stanford University.

Richard C. Yonker	—	55

Mr. Yonker has been a consultant since February 2003. Mr. Yonker served as Chief Financial Officer of Agility Communications, Inc., an optical networking component company, from November 2000 to January 2003. From March 2000 to October 2000, Mr. Yonker was Vice President and Chief Financial Officer of MMC Networks, Inc., a semiconductor company acquired by Applied Micro Circuits Corporation in October 2000. Mr. Yonker was Vice President and Chief Financial Officer of the TesseracT Group, Inc., an integrated education management organization, from April 1999 to February 2000. From October 1996 to April 1999, Mr. Yonker was Vice President, Chief Financial Officer and Director of InteSys Technologies, Inc., a privately owned contract manufacturing company. Mr. Yonker holds an MA in Management (Finance) from MIT, and a BS in Industrial Engineering from General Motors Institute.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Board Meetings and Committees

The Board of Directors held six meetings during the year ended December 31, 2002. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

Compensation Committee

Number of Members:	Two

Members:	Mr. Black (Chairman) Mr. Jain

Number of Meetings:	Seven

Functions:

Develops and monitors compensation arrangements for the officers of the Company. Administers the Company’s stock option plans and other compensation plans. Reviews and makes recommendations to the Board of Directors for changes in the Company’s compensation and benefit plans and practices. Makes recommendations to the Board of Directors regarding the fees to be paid to members of the Board. Performs other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors.

Audit Committee

Number of Members:	Three

Members:	Mr. Black Mr. Guzy Mr. Tompkins (Chairman)

Number of Meetings:	Five

Functions:

Reviews the annual audited financial statements and the quarterly financial statements with management and the Company’s independent accountants. Reviews the Company’s internal accounting procedures and financial management practices with management and the independent accountants. Reviews major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management. Monitors the independent accountants’ relationship with the Company. Appoints the independent accountants and approves the fees to be paid to the independent accountants.

Nominating Committee

Number of Members:	Four

Members:	Mr. Black Mr. Guzy Mr. Jain (Chairman) Mr. Tompkins

Number of Meetings:	The Committee was established in 2003.

Functions:

Nominates directors for the annual meeting of stockholders and to fill vacancies on the Board of Directors, determines the composition of the committees of the Board of Directors, evaluates and makes decisions about the composition of the Board of Directors, and considers and makes recommendations to the Board of Directors with respect to candidates for director proposed by stockholders.

Compensation of Directors

Our non-employee directors each receive $500 for every Board or committee meeting of more than one-half hour in length that they attend. In addition, we reimburse directors for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors do not receive additional compensation for their participation in committee meetings that are held in conjunction with a Board meeting. Directors who are employees of the Company do not receive any cash compensation for their services as directors.

In addition to cash compensation for services as a member of the Board, under our 2000 Stock Incentive Plan, Directors who are not employees also receive an initial grant of an option to purchase 7,500 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests in three annual installments on each of the first three anniversaries of the date of grant. On the first business day following each regular annual meeting of the Company’s stockholders after appointment or election to the Board, each non-employee director shall receive an option to purchase 4,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which shall vest in full on the first anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation

Richard C. Black and Navindra Jain serve as members of the Compensation Committee. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 25, 2003 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s current directors, (iii) each of the Company’s nominees for director, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o LogicVision, Inc., 101 Metro Drive, Third Floor, San Jose, California 95110. The percentage of common stock beneficially owned is based on 15,377,965 shares outstanding as of March 25, 2003. In addition, shares issuable pursuant to options or warrants which may be exercised within 60 days of March 25, 2003 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Right to Acquire Beneficial Ownership within 60 days of March 25, 2003	Total	Percentage of Common Stock Beneficially Owned
Directors, Nominees and Named Executive Officers:
Vinod K. Agarwal	484,374	652,500	1,136,874	6.9%
Navindra Jain	766,941	11,500	778,441	4.8
Richard C. Black (2)	17,750	11,500	29,250	*
D. James Guzy (3)	79,412	24,588	104,000	*
Jon D. Tompkins	7,500	39,249	46,749	*
Richard C. Yonker	—	—	—	—
John H. Barnet	25,000	114,969	139,969	*
Michael C. Howells (4)	218,425	106,187	324,612	2.1
Mukesh J. Mowji	1,375	91,500	92,875	*
Dale S. Olstinske	375	39,813	40,188	*
5% Stockholders:
RS Investment (5)	1,811,050	—	1,811,050	10.5
Helix (PEI) Inc. (6)	1,692,009	—	1,692,009	9.9
Zesiger Capital Group LLC (7)	1,393,000	—	1,393,000	8.3
Wasatch Advisors (8)	1,209,095	—	1,209,095	7.3
Citicorp (9)	776,992	41,176	818,168	5.1
All Directors and Executive Officers as a group (9 persons)	1,575,777	947,024	2,522,801	14.1%

*	Less than 1%.
(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.
(2)	Includes 1,900 shares held by Mr. Black’s spouse. Mr. Richard C. Black is a director of the Company and an officer of Helix Investments (Canada) Inc. Mr. Black disclaims beneficial ownership of the Company’s shares held by Helix Investments (Canada) Inc. See note (6).
(3)	Includes 79,412 shares held by the Arbor Company and 20,588 shares subject to warrants held by the Arbor Company. Mr. Guzy is the Chairman of the Arbor Company.
(4)	Consists of shares held in a family trust, the voting and dispositive power for which Mr. Howells shares with his spouse.

(5)	According to an amended Schedule 13G dated February 14, 2003, RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P., a registered investment adviser. RS Investment Management LP has shared voting and dispositive power over 1,585,450 shares. G. Randall Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P. and has shared voting and dispositive power over 1,585,450 shares. The address of the principal office of RS Investment Management Co. LLC is 388 Market Street, Suite 200, San Francisco, CA 94111.
(6)	According to a Schedule 13G dated August 8, 2002, the shares are held in the name of Helix (PEI) Inc., a wholly owned subsidiary of Helix Investments (Canada) Inc. Helix (PEI) Inc. is incorporated in Canada, and its principal executive offices are located at 46 Robin Hood Road, Toronto, Canada M9A 2W8. Mr. Richard C. Black is a director of the Company and an officer of Helix Investments (Canada) Inc. Mr. Black disclaims beneficial ownership of the Company’s shares held by Helix Investments (Canada) Inc.
(7)	According to a Schedule 13G dated February 14, 2003, Zesiger Capital Group LLC, a registered investment adviser, has sole voting power over 920,000 shares and sole dispositive power over 1,393,000 shares. Zesiger Capital Group LLC disclaims beneficial ownership of all shares held because such securities are held in discretionary accounts which Zesiger Capital Group LLC manages. The address of the principal office of Zesiger Capital Group LLC is 320 Park Avenue, 30th Floor, New York, New York 10022.
(8)	According to a Schedule 13G dated February 14, 2003, Wasatch Advisors, Inc., is an investment adviser; the address of the principal office of Wasatch Advisors, Inc., is 150 Social Hall Avenue, Salt Lake City, UT 84111.
(9)	According to a Schedule 13G dated February 6, 2003 filed jointly by Citicorp, Citigroup Holdings Company and Citigroup Inc., Citicorp, Citigroup Holdings Company and Citigroup, Inc. have shared voting and dispositive power as to all shares. The address of the principal office of each of Citicorp and Citigroup Inc. is 399 Park Avenue, New York, New York, 10043; the address of the principal office of Citigroup Holdings Company is One Rodney Square, Wilmington, DE 19801.

EXECUTIVE COMPENSATION

The following table summarizes compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2002 for our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2002.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Securities Underlying Options	All Other Compensation
Name and Position	Year	Salary		Bonus
Vinod K. Agarwal Chief Executive Officer and President	2002 2001 2000	$240,203 240,000 240,898		$	— 75,000 98,102	100,000 — 150,000	— — —

John H. Barnet (1) Vice President of Finance and Chief Financial Officer	2002 2001 2000	210,102 210,000 180,000			— 30,000 60,000	20,000 — 25,000	— — —

Michael C. Howells Vice President of Engineering	2002 2001 2000	190,203 189,136 173,211			— 28,000 50,000	30,000 — 70,000	— — —

Mukesh J. Mowji (2) Vice President of Sales and Marketing	2002 2001 2000	256,710 278,116 70,833	(3) (3) (3)		25,000 — 50,000	20,000 50,000 94,000	— — —

Dale S. Olstinske (4) Vice President of Business Development	2002 2001 2000	285,254 307,816 298,251	(3)(5) (3) (3)		— — 15,000	— 50,000 20,000	$14,833 — —	(6)

(1)	Mr. Barnet retired as an officer and became a part-time employee of the Company in April 2003. See “Employment Agreements.”
(2)	Mr. Mowji joined LogicVision in August 2000.
(3)	Includes sales commissions.
(4)	As of December 31, 2002, Mr. Olstinske ceased being employed by the Company.
(5)	Includes payment of $30,809 for accrued paid time off.
(6)	Consists of payment for a release of claims in connection with Mr. Olstinske’s departure.

Stock Options

The following tables set forth certain information with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2002, and the number and value of the options held by each individual as of December 31, 2002. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

Option Grants in 2002

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name					5%	10%
Vinod K. Agarwal (2)	100,000	10.95%	$8.95	1/17/12	$562,861	$1,426,400
John H. Barnet (3)	20,000	2.2	8.95	1/17/12	112,572	285,280
Michael C. Howells (4)	30,000	3.3	8.95	1/17/12	168,858	427,920
Mukesh J. Mowji (5)	20,000	2.2	2.08	10/24/12	26,162	66,300
Dale S. Olstinske	—	—	—	—	—	—

(1)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.
(2)	The option vested as to 25,000 shares on July 1, 2002, and the remainder vests ratably every 6 months beginning January 1, 2003 and ending July 1, 2005.
(3)	The option vested as to 5,000 shares on July 1, 2002, and the remainder vests ratably every 6 months beginning January 1, 2003 and ending July 1, 2005.
(4)	The option vested as to 7,500 shares on July 1, 2002, and the remainder vests ratably every 6 months beginning January 1, 2003 and ending July 1, 2005.
(5)	The option vested as to one-half of the shares on December 31, 2002, and the remainder vests on December 31, 2003.

Aggregate Option Exercises in Last Fiscal Year

and 2002 Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#)	Value of Unexercised In-the-Money Options at Number of Securities December 31, 2002 (2)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Vinod K. Agarwal	—	—	625,000/200,000	$847,250/$19,500
John H. Barnet	15,031	$45,202	106,219/33,750	29,725/7,313
Michael C. Howells	—	—	91,687/58,313	35,344/3,656
Mukesh J. Mowji	—	—	70,000/94,000	700/700
Dale S. Olstinske	4,687	37,647	119,813/—	100,410/—

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2002 ($2.15 per share) minus the exercise price.

Employment Agreements

In July 2002, the Company entered into an employment transition and retirement agreement with John Barnet, pursuant to which Mr. Barnet will continue to be employed as the Company’s Vice President of Finance and Chief Financial Officer until the earlier of April 4, 2003 or the date the Company hires a new Chief Financial Officer. The Company hired a new Chief Financial Officer on April 1, 2003. Mr. Barnet will continue as a full-time employee of the Company during a transition period from April 1, 2003 to May 1, 2003. From May 1, 2003 through September 30, 2003, Mr. Barnet will be a part-time employee of the Company.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of two non-employee directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the semiconductor test and design industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2003 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within its industry. The Chief Executive Officer is involved in final decisions on base salary adjustments for executives other than the Chief Executive Officer.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid for fiscal 2002 were determined on a case by case basis. The Compensation Committee evaluated each executive officer individually to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions.

Stock Option Grants

The Compensation Committee administers the Company’s 2000 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase the Company’s Common Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant.

The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders. Accordingly, the Compensation Committee when reviewing executive officer compensation also considers stock option grants as appropriate. At its discretion, from time to time the Compensation Committee may also grant options based on individual and corporate achievements. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

In addition, the Company’s employees generally are able to participate in the Company’s 2000 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each executive officer may purchase up to 2,500 shares of our Common Stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws. Mr. Agarwal, as an owner of more than 5% of the Company’s outstanding shares of common stock, does not participate in the Employee Stock Purchase Plan.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer using the same criteria as for the other executive officers. In fiscal 2002, Mr. Agarwal’s salary was $240,000. In light of the economic and industry conditions, the Compensation Committee determined not to award a bonus for fiscal 2002. In January 2002, Mr. Agarwal was awarded an option to purchase 100,000 shares of Common Stock. The option vests over a three and one-half year period, with 25% vesting on July 1, 2002 and the remainder vesting in equal installments every six months thereafter.

Compensation Committee

Richard C. Black

Navindra Jain

STOCK PRICE PERFORMANCE GRAPH

The following graph shows the two-month cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on October 31, 2001 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, the S&P 500 Index and the S&P Information Technology Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	10/31/01	12/31/01	12/31/02
LogicVision	$100.00	$141.67	$23.89
S&P 500	100.00	108.61	84.61
S&P Information Technology	100.00	114.80	71.85

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee on August 3, 2000. A copy of the Audit Committee Charter was attached as Appendix A to the 2002 Proxy Statement. In 2002, in response to the adoption of the Sarbanes-Oxley Act of 2002 and in advance of rules relating to audit committee structure, membership and authority that may be finally adopted by The Nasdaq Stock Market, the Company’s Board of Directors delegated to the Audit Committee the sole authority for the appointment, removal, compensation and oversight of the Company’s independent accountants, including the authority to engage such firm for auditing and non-audit services. The members of the Audit Committee are Richard C. Black, D. James Guzy and Jon D. Tompkins, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company’s management and its independent accountants. The Audit Committee met privately with the independent accountants and discussed issues deemed significant by the independent accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with the independent accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee

Richard C. Black

D. James Guzy

Jon D. Tompkins

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

In August 1996, we loaned Michael Howells, our Vice President of Engineering, $75,000 in connection with his relocation to San Jose. Although the loan bore simple interest at the rate of 8.0% per year, we had agreed to forego interest on this loan for five years and to reimburse Mr. Howells for taxes on such foregone interest. On June 19, 2001, Mr. Howells entered into a 10-year interest amortization schedule at 8.0% per year, with the initial payment due June 20, 2002. The loan is secured by 50,000 shares of our common stock. As of March 31, 2003, the aggregate principal amount outstanding under the loan was $67,500.

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company’s inception in 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Audit And Non-Audit Fees

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and for the reviews of the financial statements included in the Company’s quarterly reports during such period was $155,500.

Financial Information Systems Design and Implementation Fees.    No fees were billed for professional services rendered for information technology services related to financial information systems design and implementation by PricewaterhouseCoopers LLP for fiscal year 2002.

All Other Fees.    The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above, including tax services for fiscal year 2002, was $95,532.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent accountants but will not be required to select different independent accountants for the Company.

The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting must be received by the Secretary of the Company no later than December 16, 2003 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2004 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Kenji Baba failed to timely file a Form 3 and a Form 4 reporting a stock option grant, and Mukesh Mowji failed to timely file a Form 4 reporting a stock option grant.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board of Directors

Vinod K. Agarwal

Secretary

April 14, 2003

The Company’s 2002 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting Stockholder. Any such request should be addressed to the Company at 101 Metro Drive, Third Floor, San Jose, CA 95110, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 25, 2003, the stockholder was entitled to vote at the Annual Meeting.

PROXY

P R O X Y	LOGICVISION, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes VINOD K. AGARWAL or NAVINDRA JAIN, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of LogicVision, Inc. (the “Company”) to be held at the Doubletree Hotel at 2050 Gateway Place, San Jose, California on May 15, 2003 at 9:00 a.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE  Δ

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.	Please mark here for Address Change or Comments	☐

SEE REVERSE SIDE

1.

To elect (01) Vinod K. Agarwal, (02) Navindra Jain, (03) Richard C. Black, (04) D. James Guzy, and (05) Richard C. Yonker as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	FOR ALL NOMINEES ☐	WITHHELD FOR ALL NOMINEES ☐	(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below): For all nominees except as noted above

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.			3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposal 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature _______________________________________	Signature _______________________________________	Date _______________

Please sign where indicated above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

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Δ   FOLD AND DETACH HERE  Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time on May 14, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/lgvn		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at: http://www.eproxy.com/lgvn